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                                   EXHIBIT 3.4


                  Form of the Registrant's Class K Preferred Stock Certificate.


[front of Certificate]

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
              Incorporated under the laws of the state of Maryland

Number_______________
_________________  Shares


Class K Convertible Cumulative Preferred Stock           See reverse for certain definitions

This certificate is transferable in
   Boston, MA or New York, NY                            CUSIP      03748R705


                                                         Countersigned and registered

                                                         BankBoston, N.A.



                                                         -------------------------------------
                                                         (Signature)


This certifies that _______________is the owner of ______________fully-paid and non-assessable shares of Class K Convertible Cumulative Preferred Stock, $.01 par value per share, of Apartment Investment and Management Company transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated                                     /s/ Terry Considine
     -----------                          ----------------------------------
                                          Terry Considine
                                          Chief Executive Officer


/s/ Joel Bonder                           /s/ Peter Kompaniez
-------------------------------           ----------------------------------
Joel Bonder                               Peter Kompaniez
Secretary                                 President




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[back of Certificate]

      APARTMENT INVESTMENT AND MANAGEMENT COMPANY

      This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Restatement, as amended, and the By-Laws of Apartment Investment and Management Company (the "Corporation"), a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Restatement and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

      Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Restatement and the By-Laws. The shares represented hereby are convertible into shares of Class A Common Stock, par value $.01 per share, of the Corporation at the option of the holder hereof.

      The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

      The shares of Class K Convertible Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class K Convertible Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class K Convertible Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class K Convertible Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class K Convertible Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class K Convertible Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class K Convertible Cumulative Preferred Stock) or (ii) the shares of Class K Convertible Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.






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      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM  -  as tenants in common              UNIF GIFT MIN ACT -  Custodian
                                                                      (Cust)                   (Minor)
                                                    -----------------        -----------------
      TEN ENT  -  as tenants by the entireties      Under Uniform Gifts to Minors
                                                       Act
                                                           -----------------------------------
      JT TEN   -  as joint tenants with right of                     (State)
                  survivorship and not as tenants
                  in common

    Additional abbreviations may also be used though not in the above list.

For Value received _______________ hereby sell, assign and transfer unto ____________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN) ______________Shares of the Class K Convertible Cumulative Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint______________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.



Dated:                                 SIGNATURE
      ---------------------                      ------------------------------

SIGNATURE(S) GUARANTEED
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



By:
   ------------------------

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION,(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.



                                 CONVERSION FORM

                 (To be executed only upon conversion of Class K
                     Convertible Cumulative Preferred Stock)

To:  Apartment Investment and Management Company

      The undersigned registered holder of the within shares of Class K Convertible Cumulative Preferred Stock hereby irrevocably converts such shares into ___________ shares of Class A Common Stock of Apartment Investment and Management Company pursuant to the terms of the




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Class K Convertible Cumulative Preferred Stock, and requests that the certificates for such shares be issued

in the name of
               ----------------------------------------------------------------
and delivered to
                 --------------------------------------------------------------
whose address is
                 --------------------------------------------------------------
Dated:
      -----------------          -----------------------------------------------
                                 Signature must conform in all respects to name of holder as specified on the face of the Class K Convertible Cumulative Preferred Share certificate

Signed in the presence of:
                                 -----------------------------------------------
                                 (Street address)

-------------------------        -----------------------------------------------
                                 City          State                    Zip Code